UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

K2M GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 30, 2018, Mr. Lane Major, Chief Operating Officer, and Laura Sugden, Senior Vice President, Human Resources of K2M Group Holdings, Inc. circulated the below email to employees of K2M Group Holdings, Inc.:

What an eventful and exciting morning we’ve had here today. To follow on the comments made by Eric during the town hall and his email message earlier today we also want to convey our thanks to all our employees – you’ve each contributed and helped us achieve this milestone.

We recognize that many of you will have questions and some concerns. We’ve prepared a Frequently Asked Questions document to help address some of the most common questions after a merger is announced. While we may not be able to fully address all questions or concerns we anticipate this being a living document which will live on the K2M extranet. We’ll update as the integration plan develops and more information becomes available.

In the meantime continue with business as usual and remember we will continue to operate as separate and independent companies. If you have any questions please talk with your manager. We look forward to next steps as the integration plan progresses and we approach anticipated closing later this year.

Sincerely,

Lane Major

Laura Sugden

On August 30, 2018, Mr. Lane Major, Chief Operating Officer, and Laura Sugden, Senior Vice President, Human Resources of K2M Group Holdings, Inc. circulated the below Q&As to certain employees of K2M Group Holdings, Inc.:

What does today’s announcement mean?

Stryker has agreed to acquire K2M. Our board of directors unanimously supports and believes the transaction is in the best interests of our stockholders. The acquisition will be an all cash deal in which $27.50 per share will be paid to stockholders upon closing, which is anticipated to occur late in the fourth quarter. Once the transaction is complete, K2M will be combined with Stryker’s Spine division and will operate as a division of Stryker. Eric Major is expected to be appointed President of Stryker’s Spine business upon closing.

The completion of the transaction is subject to the terms and conditions of a merger agreement which is available on SEC.gov.

Why are we entering this deal? What is the strategic rationale behind the deal?

This transaction aligns with K2M’s goal to be a global leader in spine. Combining K2M’s entrepreneurial culture and product innovation with Stryker’s global scale will propel the combined company to a stronger position in spine (around $1 billion in combined global revenue). Stryker’s product portfolio, customer base, and salesforce are highly complementary to K2M’s with limited overlap.

Is there a chance the deal won’t go through?

The proposed transaction remains subject to customary closing conditions, including approval by K2M’s stockholders and the receipt of certain regulatory approvals. The transaction is not subject to a financing contingency.

Who is Stryker?

Stryker Corporation is a leading medical technology company offering a diverse array of products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine with over 33,000 employees globally. The company was founded in 1941 by orthopaedic surgeon Dr. Homer Stryker in Kalamazoo, Michigan. Stryker has a successful track record of M & A activity with over 30 strategic mergers and acquisitions. Additionally, Stryker has consistently been ranked as one of the best places to work.

Who will lead the new organization?

Eric Major is expected to be appointed President of Stryker’s Spine business upon closing.

Where will it be headquartered?

This will be determined as part of the integration plan.

Will the K2M name disappear?

K2M and Stryker are two well respected, global brands within spine. Whether the K2M name may change will be determined as part of the integration plan. While the K2M name may change, the key point is that the K2M culture will remain allowing us to combine Stryker’s global scale and organization with our entrepreneurial culture and innovation engine.

Will the company stay focused on complex spine?

With fifteen years of experience in complex spine those fundamentals formed the basis of Total Body Balance. We will continue to strive to spread those principles across all segments of spine.

What about branding?

K2M and Stryker are two well respected, global brands within spine. While K2M and Stryker will remain separate businesses until closing, we will begin working together on an integration plan.

What about products and product lines?

We are encouraged by how complementary the two product lines are. In general, many of our products differ and fill gaps in our combined portfolio.

What is the timeline for transition?

We anticipate the deal to close late in the fourth quarter. The integration plan is now underway and a more detailed timeline will be determined and communicated. With that said, continue with “business as usual” in the meantime and continue to drive our product innovation and customer focus.

What is the time between the date of the merger agreement and the closing?

This is the period during which the integration plan will be developed and the parties take steps to satisfy the customary closing conditions, such as the approval by K2M’s stockholders and the receipt of certain regulatory approvals.

What should I do in this period before the transaction is closed?

During this period of time it is important to maintain a “business as usual” attitude and continue to follow our core values of customer focus, quality, character, deliver results, initiative, and teamwork.

How will our customers be affected?

Until closing of the merger, business will continue as usual in the normal course.

Upon completion of the closing, we believe the combination of Stryker and K2M will provide greater breadth of services and solutions to meet surgeons’ patient treatment needs.

What should I tell a customer/surgeon if they ask me?

K2M will continue to operate business as usual with no disruption in service. Upon completion of the closing, we believe the combination of Stryker and K2M will provide the surgeon with greater breadth of services and solutions to meet their patient treatment needs.

What is happening with our EBITDA improvement efforts?

We will continue with “business as usual” including all internal efforts to improve our EBITDA position as planned prior to this announcement.

What about back-fills for open positions?

These types of decisions, similar to the many challenges we face daily, should be reviewed and discussed with your leadership team.

What will happen to my job? Will my role and responsibilities change?

Here at K2M we have incredible talent around the world and as part of the combining of these two great companies the need for good people is as important now as it’s ever been. As far as specifics are concerned, the integration plan is now underway and additional communication will continue as progress on the integration plan is made.

Will I have to relocate?

No such individual decisions have been made, as those will be determined as part of the integration plan.

What will happen to my job?

People and talent are central to Stryker’s core values. We will continue to honor these values and look forward to sharing more integration details after close.

What will happen to my common stock, stock options, restricted stock and/or restricted stock units?

Shares of common stock will be canceled and each holder of common stock will receive a payment in respect of each share of common stock equal to $27.50 (i.e., the per share deal price), payable within 5 business days following the closing. Stock options, including unvested options, will be canceled and each holder of stock options will receive a payment in respect of each such stock option equal to (x) the number of shares of common stock underlying such stock option, multiplied by (y) the excess, if any, of $27.50 over the exercise price of such stock option, less applicable tax withholding, payable within 10 business days following the closing. Shares of restricted stock and restricted stock units will be cancelled and each holders of restricted stock or restricted stock units will receive a payment in respect of such restricted stock or restricted stock unit equal to (x) the number of shares of common stock underlying such restricted stock or restricted stock unit award, multiplied by (y) $27.50, less applicable tax withholding, payable within 10 business days following the closing.

What happens to my contributions to the K2M’s Employee Stock Purchase Plan?

Any offering period that is currently in effect will terminate on the date the offering period is scheduled to end, or, if earlier, no later than 4 trading days prior to the closing. You will not be permitted to increase your payroll contributions for the current offering period. No new offering periods will commence prior to closing. If you are not participating in the current offering period, you will not be able to start participating in the current offering period.

Will my pay change?

Individual compensation decisions have not been made yet.

Will this deal affect our compensation?

•

Central to Stryker’s core values are its employees. Stryker remains committed to employee development and engagement. This will not change. Employees will continue to enjoy Stryker’s competitive benefits.

•	Until close of the K2M transaction, we ask that you remain steadfast in conducting business as usual.

What impact will this have on my 2018 bonus?

Your bonus opportunity in respect of 2018 will not change. You will continue to be eligible to earn your 2018 bonus, which will be payable at such time as K2M historically pays annual bonuses (after the Q4 2018/full-year 2018 earnings call), subject to your continued employment through the payment date. If your employment is terminated by Stryker after the closing without cause prior to the bonus payment date, your 2018 bonus will be paid on your termination date.

How will my benefits be impacted?

For one year following the closing, Stryker has agreed to provide each K2M employee who continues to be employed with employee benefits (including severance, but excluding equity awards and defined benefit pension benefits) that are no less favorable in the aggregate than those provided to similarly situated employees of Stryker.

What will happen to my 401k?

The K2M 401(k) plan will be terminated as of the closing, and you will be permitted to roll over your 401(k) balance into an individual retirement account, or, subject to the terms of Stryker’s 401(k) plan, into Stryker’s plan. Stryker will provide each continuing employee with full service credit for purposes of determining eligibility to participate, vesting and benefit accrual under Stryker’s benefit plans and programs in which continuing employees participate.

What will the new organizational structure look like? Will I report to a new manager or department?

Leadership begins at the top, and that leader is expected to remain the same as Eric is expected to take over as President of Stryker’s Spine business upon closing. As part of the integration plan we will continue to build out the best team in spine, combining two incredible organizations.

How can I be sure I’m receiving all pertinent updates?

Managers have been instructed to keep their teams informed throughout the integration process. It is the responsibility of the managers to communicate to you in a timely and transparent manner. If you have specific questions, don’t hesitate to ask.

What additional resources do I have if I want to talk to someone other than (or in addition to) my manager?

As always you are welcome to meet with a member of the Human Resources team.

What should I do if a member of the media or an analyst/investor contacts me?

In accordance with our pre-existing policies, you should not discuss K2M or the proposed transaction with the media or any analyst or investor unless you are specifically authorized to do so.

I know someone at Stryker, can we discuss the proposed merger?

Until closing of the merger, K2M and Stryker will continue to operate as usual as two separate businesses in the normal course. There are restrictions on the sharing of information between the two organizations prior to the closing, and you should not be discussing details of K2M’s business with the Stryker team or vice versa unless you have been specifically authorized to do so in connection with the integration planning process.

What will the future distribution strategy look like?

The intention is to continue recruiting the best sales talent to drive our organization forward as we pursue the number one position in spine.

FORWARD LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the merger; future financial and operating results of K2M Group Holdings, Inc. (“K2M”); K2M’s plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the merger by our stockholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of K2M prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the Securities and Exchange Commission (the “SEC”). Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.k2m.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this communication, such statements or disclosures will be deemed to modify or supersede such statements in this communication.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of K2M by Stryker Corporation. In connection with this proposed acquisition, K2M plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document K2M may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF K2M ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of K2M. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by K2M through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by K2M will be available free of charge on K2M’s internet website at www.k2m.com or upon written request to: Secretary, K2M Group Holdings, Inc., 600 Hope Parkway, SE, Leesburg, Virginia 20175, or by telephone at (703) 777-3155.

Participants in Solicitation

K2M, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of K2M is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 1, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 20, 2018, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, which were filed with the SEC on May 2, 2018 and August 2, 2018, respectively, and its Current Reports on Form 8-K or Form 8-K/A, which were filed with the SEC on January 8, 2018, January 9, 2018, February 28, 2018, March 29, 2018, May 1, 2018, June 11, 2018, June 14, 2018, June 18, 2018, August 1, 2018 and August 30, 2018.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

K2M Group Holdings, Inc.

600 Hope Parkway, SE

Leesburg, Virginia 20175

Tel. (703) 777-3155

www.k2m.com